UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2008
Yahoo! Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 349-3300
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Services Agreement
     Yahoo! Inc. (“Yahoo!”) and Google Inc. (“Google”) entered into a non-exclusive Services Agreement, dated as of June 12, 2008 (the “Original Services Agreement” and, as subsequently amended, the “Services Agreement”). In connection with the Services Agreement, Yahoo! and Google voluntarily agreed to delay implementation while the Antitrust Division of the United States Department of Justice (the “DOJ”) reviewed the Services Agreement. At the conclusion of this review, the DOJ indicated that it intended to file a complaint to seek to enjoin the implementation of the Services Agreement. Following the DOJ’s decision, Google delivered notice to Yahoo! that it was terminating the Services Agreement effective November 5, 2008.
     A description of the material terms of the Original Services Agreement was included in Yahoo!’s Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2008 and is incorporated herein by reference. The Original Services Agreement was filed as Exhibit 10.19 (in redacted form) to Yahoo!’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008 filed with the Commission on August 8, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)
	By:	/s/ Michael J. Callahan
		Name:	Michael J. Callahan
Date: November 5, 2008		Title:	Executive Vice President, General Counsel and Secretary